UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2012

Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1111 S. Arroyo Parkway, Pasadena, California	91105
(Address of principal executive offices)	(Zip code)

Registrant's telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On January 26, 2012, Jacobs Engineering Group Inc. (the “Company”) held its Annual Meeting of Shareholders, at which the following items were voted upon:

(1)    Election of Directors:

Nominee	For	Against	Abstain
Noel G. Watson	90,233,177	1,944,341	99,764
Joseph R. Bronson	91,197,669	924,417	155,196
Peter J. Robertson	88,846,971	3,284,115	146,196
There were 16,387,386 broker non-votes in the election of directors.

(2)	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending September 28, 2012:

For	Against	Abstain
107,621,888	860,439	182,341
There were no broker non-votes on the proposal.
(3)    Advisory vote on the Company's executive compensation:

For	Against	Abstain
88,741,468	1,928,575	1,607,239
There were 16,387,386 broker non-votes on the proposal.

(4)
Approval of an amendment and restatement of the Company's 1999 Stock Incentive Plan to permit the grant of incentive bonuses and to approve the performance goals under the 1999 Stock Incentive Plan for compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended:

For	Against	Abstain
88,703,791	2,018,379	1,555,112

There were 16,387,386 broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:    /s/ John W. Prosser, Jr.
Name:    John W. Prosser, Jr.
Title:    Executive Vice President
Finance and Administration

Date:    January 27, 2012